Exhibit 10.2
TWENTY-SEVENTH AMENDMENT
OF
JOHN BEAN TECHNOLOGIES CORPORATION
SAVINGS AND INVESTMENT PLAN
(As amended and restated, Effective as of January 1, 2012)
WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Savings and Investment Plan (the “Plan”);
WHEREAS, the Company now deems it necessary and desirable to amend the Plan to (i)  reflect the Company’s corporate restructuring under which certain Company employees shall transfer employment to the new wholly-owned entity JBT AeroTech Corporation and JBT AeroTech Corporation shall be come a participating employer in the Plan, and (ii) make certain other clarifying changes; and
WHEREAS, this Twenty-Seventh Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment.
NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective October 1, 2019:

1.	Sections 2.12 and 2.13 of the Plan are hereby amended to replace the words “Years of Service” with the words “Hour of Service” where such words appear therein.

2.	A new Section 2.14 is hereby added to the Plan to read as follows:

2.14
Service Crediting for JBT AeroTech Corporation. Notwithstanding any provision herein to the contrary, effective October 1, 2019, if an individual is actively employed by JBT AeroTech Corporation as of October 1, 2019, such individual’s period of employment with the Company shall be counted under the Plan for purposes of (i) eligibility to participate in the Plan and (ii) determining the individual’s Hours of Service under the Plan.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 1st day of October, 2019.
JOHN BEAN TECHNOLOGIES
CORPORATION

By:    /s/ Jason T. Clayton

Its:    EVP, Human Resources